SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 12, 2003
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

ONEOK, Inc. (the “Company”) has initiated concurrent offerings of common stock and equity units under the Company’s current shelf registration. The Company will offer 12 million shares of newly issued common stock, as well as $275 million of equity units. The offerings are subject to a customary over-allotment option. The joint book-running managers for both offerings are Banc of America Securities LLC, UBS Warburg LLC and J.P. Morgan Securities Inc.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits
99.1    Press release issued by ONEOK, Inc. dated January 12, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, INC.

Date: January 14, 2003	By:	/s/ John A. Gaberino Jr
John A. Gaberino Jr. Senior Vice President, General Counsel and Corporate Secretary

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